Exhibit 10.78

2003 INCENTIVE AWARD PLAN
RESTRICTED STOCK AWARD AGREEMENT

          Pursuant to the terms of this Restricted Stock Award Agreement (“Agreement”) and your Restricted Stock Award Grant Notice (“Grant Notice”) (the terms of which are hereby incorporated by reference and made a part of this Agreement), effective as of the Grant Date set forth on the Grant Notice, Gen-Probe Incorporated, a Delaware corporation, hereinafter referred to as the “Company,” has awarded to you this Restricted Stock award (“Award”), the par value of which is in consideration for your past services.

          WHEREAS, the Company wishes to award to you Common Stock, par value $0.0001 per share; and

          WHEREAS, the Company wishes to carry out The 2003 Incentive Award Plan of Gen-Probe Incorporated (the “Plan”) (the terms of which are hereby incorporated by reference and made a part of this Agreement); and

          WHEREAS, the Committee, appointed to administer the Plan, has determined that it would be to the advantage and best interest of the Company and its stockholders to grant the Award provided for herein to you as an inducement to remain in the service of the Company or its Subsidiaries and as an incentive during such service, and has advised the Company thereof and instructed the undersigned officer to issue said Award.

          NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I

DEFINITIONS

          1.1 General. Terms not explicitly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan. Wherever the following terms are used in this Agreement they shall have the meanings specified below, unless the context clearly indicates otherwise.

          1.2 Cause. “Cause” shall mean (a) your failure or refusal to perform specific and lawful directions with respect to your service with the Company or a Subsidiary, (b) the commission by you of a felony or the perpetration by you of an act of fraud, dishonesty, or misrepresentation against, or breach of fiduciary duty toward, the Company or a Subsidiary or (c) any willful act or omission by you which is injurious in any material respect to the financial condition or business reputation of the Company or a Subsidiary.

          1.3 Secretary. “Secretary” shall mean the Secretary of the Company.

          1.4 Termination of Service. “Termination of Service” shall mean Termination of Consultancy, Termination of Directorship or Termination of Employment, as the case may be.

ARTICLE II

GRANT OF AWARD

          2.1 Grant of Restricted Stock Award. In consideration of your past services and your agreement to remain in the service of the Company or its Subsidiaries and for other good and valuable consideration, effective as of the Grant Date set forth on your Grant Notice, the Company irrevocably grants to you an Award of Restricted Stock for an aggregate of the number of shares of Common Stock set forth on your Grant Notice, upon the terms and conditions set forth in this Agreement and your Grant Notice.

          2.2 Consideration to the Company. In consideration of the granting of the Award by the Company, you agree to render faithful and efficient services to the Company or any Subsidiary, with such duties and responsibilities as the Company shall from time to time prescribe. Nothing in the Plan or this Agreement shall confer upon you any right to continue in the service of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which are hereby expressly reserved, to discharge you at any time for any reason whatsoever, with or without Cause.

ARTICLE III

DETAILS OF AWARD

          3.1 Vesting. Subject to the limitations contained herein, the shares of Common Stock subject to your Award will vest as provided in your Grant Notice, provided that vesting will cease upon your Termination of Service.

          3.2 Number of Shares. The number of shares of Common Stock subject to your Award may be adjusted from time to time for capitalization adjustments as described in Section 10.3 of the Plan.

          3.3 Securities Law Compliance. You will not be issued any shares of Common Stock under your Award unless the shares are either (a) then registered under the Securities Act of 1933 (the “Securities Act”) or (b) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award must also comply with other applicable laws and regulations governing the Award, and you will not receive any shares of Common Stock pursuant to your Award if the Company determines that such receipt would not be in material compliance with such laws and regulations.

          3.4 Limitations on Transfer. In addition to any other limitation on transfer created by applicable securities laws, you agree not to assign, hypothecate, donate, encumber or otherwise dispose of any interest in any of the shares of Common Stock held by you under the Award while such shares are subject to the Reacquisition Right (as defined in Section 3.5 below). After the shares have been released from the Reacquisition Right, you are free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such shares provided that any such actions are in compliance with the provisions herein and applicable securities laws.

          3.5 Right of Reacquisition.

               (a) The Company shall have a Reacquisition Right (as defined below) as to the shares of Common Stock you acquire pursuant to your Award that have not as yet vested in accordance with the Vesting Schedule on your Grant Notice (the “Unvested Shares”) on the following terms and conditions:

                    (i) The Unvested Shares shall be held in escrow pursuant to the terms of the Joint Escrow Instructions attached hereto as Attachment II.

                    (ii) The Company shall, simultaneously with your Termination of Service, automatically reacquire for no consideration (monetary or otherwise) all of the Unvested Shares (the “Reacquisition Right”), unless the Company agrees to waive its Reacquisition Right as to some or all of the Unvested Shares. Any waiver of the Company’s Reacquisition Right shall be exercised by the Company pursuant to written notice to the Escrow Agent in accordance with the Joint Escrow Instructions (with a copy to you or your representative) delivered simultaneous with the Company’s written notice to the Escrow Agent of your Termination of Service and, upon receipt of any such waiver, the Escrow Agent may then release to you the number of Unvested Shares not being reacquired by the Company. If the Company does not waive its Reacquisition Right as to all of the Unvested Shares, then upon receipt of the Company’s written notice of your Termination of Service, the Escrow Agent automatically shall transfer to the Company the number of shares of Common Stock the Company is reacquiring.

                    (iii) You agree to: (A) execute three (3) copies of the Assignment Separate From Certificate (with date and number of shares of Common Stock left blank) substantially in the form of Attachment I to this Agreement, and (B) execute the Joint Escrow Instructions attached hereto as Attachment II, and to deliver executed copies of each to the Company on the Grant Date indicated on your Grant Notice (or such other date as requested by the Company), along with the certificate or certificates evidencing the shares of Common Stock, all of which shall be for use by the Escrow Agent pursuant to the terms of the Joint Escrow Instructions.

                    (iv) The Company’s right to reacquire the shares of Common Stock subject to your Award (and other property and securities received in connection therewith) pursuant to this Section 6 shall lapse at the rate at which the shares of Common Stock vest pursuant to the Vesting Schedule set forth in your Grant Notice.

                    (v) Subject to the provisions of your Award (including, but not limited to, subparagraph 3.5(a)(vi) herein) and the Plan, during the term of your Award you shall exercise all rights and privileges of a stockholder of the Company with respect to the shares of Common Stock deposited in escrow. Subject to the provisions of subparagraph 3.5(a)(vi) herein and the Plan, you shall be deemed to be the holder of the Unvested Shares for purposes of receiving any dividends which may be paid with respect to such shares and for purposes of exercising any voting rights relating to such shares even if some or all of such shares have not yet vested and been released from the Company’s Reacquisition Right.

                    (vi) If, from time to time, there is any dividend or any capitalization adjustment as described in subsection 10.3(a) of the Plan, then in such event any and all new, substituted or additional securities (or other property or cash, as applicable) to which you are entitled by reason of your ownership of the Unvested Shares shall be immediately subject to the Reacquisition Right with the same force and effect as the Unvested Shares subject to this Reacquisition Right immediately before such event.

                    (vii) If at any time during the term of the Reacquisition Right, an event as described in subsection 10.3(b) of the Plan occurs, the Company may assign its Reacquisition Right to any successor of the Company, and any successor of the Company may assume this Award or substitute a similar stock award. If any surviving corporation or acquiring corporation refuses to assume this Award or substitute a similar stock award in connection with such event, the Reacquisition Right shall terminate immediately prior to such event.

          3.6 Withholding Obligations.

               (a) At the time your Award is made, at the time that some or all of the shares subject to your Award become vested, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and/or any other amounts payable to you, and otherwise agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or a Subsidiary, if any, which arise in connection with your Award.

               (b) Unless the tax withholding obligations of the Company and/or any Subsidiary are satisfied, the Company shall have no obligation to either issue a certificate for the shares of Common Stock subject to your Award or approve the release of such shares of Common Stock from the escrow provided for herein.

          3.7 Federal Tax Consequences. The acquisition and vesting of the shares of Common Stock subject to your Award may have adverse tax consequences to you that may be avoided or mitigated by filing an election under Section 83(b) of the Internal Revenue Code, as amended (the “Code”). Such election must be filed within thirty (30) days after the date of your Award. You acknowledge that the Company has directed you to seek independent advice regarding the applicable provisions of the Code, the income tax laws of any municipality, state or foreign country in which you may reside, and the tax consequences of your death. YOU FURTHER ACKNOWLEDGE THAT IT IS YOUR OWN RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(B), EVEN IF YOU REQUEST THE COMPANY TO MAKE THE FILING ON YOUR BEHALF.

ARTICLE IV

OTHER PROVISIONS

          4.1 Administration. The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon you, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement.

          4.2 Transfers. The rights and obligations of the Company under your Award shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. Your rights and obligations under your Award may only be assigned with the prior written consent of the Company.

          4.3 Lock-Up Period. You hereby agree that, if so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any registration of the offering of any securities of the Company under the Securities Act, you shall not sell or otherwise transfer any shares of Common Stock or other securities of the Company during such period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company (which period shall not be longer than 180 days) (the “Market Standoff Period”) following the effective date of a registration statement of the Company filed under the Securities Act.

          4.4 Restrictive Legends and Stop-Transfer Orders.

     (a) The share certificate or certificates evidencing the shares of Common Stock issued to you hereunder shall be endorsed with any legends that may be required by state or federal securities laws, including but not limited to the following:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A REACQUISITION RIGHT AND OTHER RESTRICTIONS AND CONDITIONS SET FORTH IN AN AWARD AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR SUCH HOLDER’S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS COMPANY. ANY TRANSFER OR ATTEMPTED TRANSFER OF ANY SHARES SUBJECT TO SUCH AWARD IS VOID WITHOUT THE PRIOR EXPRESS WRITTEN CONSENT OF THE COMPANY.”

          (b) You agree that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

          (c) The Company shall not be required: (i) to transfer on its books any shares of Common Stock that have been sold or otherwise transferred in violation of any of the provisions of this Agreement, or (ii) to treat as owner of such shares of Common Stock or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares shall have been so transferred.

          4.5 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary, and any notice to be given to you shall be addressed to you at the address given beneath your signature hereto. By a notice given pursuant to this Section 4.5, either party may hereafter designate a different address for notices to be given to that party. Any notice which is required to be given to you shall, if you are then deceased, be given to your personal representative if such representative has previously informed the Company of such representative’s status and address by written notice under this Section 4.5. Any notice shall be deemed duly given when delivered personally or enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) certified or registered mail in a post office or branch post office regularly maintained by the United States Postal Service.

          4.6 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

          4.7 Construction. This Agreement shall be administered, interpreted and enforced under the laws of the State of California without regard to conflicts of laws principles thereof. You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award. You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

          4.8 Conformity to Securities Laws. You acknowledge that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Award is granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

          4.9 Amendments. This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by you and by a duly authorized representative of the Company.

          4.10 Governing Plan Document. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control.

Attachments to Restricted Stock Award Agreement:

I	Assignment Separate From Certificate

II	Joint Escrow Instructions

ATTACHMENT I
ASSIGNMENT SEPARATE FROM CERTIFICATE

     For Value Received and pursuant to that certain Restricted Stock Award Grant Notice and Restricted Stock Award Agreement (together, the “Award”), [Participant’s Name] hereby sells, assigns and transfers unto Gen-Probe Incorporated, a Delaware corporation (the “Company”) ___________________ (__________) shares of the Common Stock of the Company, standing in the undersigned’s name on the books of said corporation represented by Certificate No.    delivered herewith and does hereby irrevocably constitute and appoint _________________________as attorney-in-fact to transfer the said stock on the books of the within named Company with full power of substitution in the premises. This Assignment may be used only in accordance with and subject to the terms and conditions of the Award, in connection with the reacquisition of shares of Common Stock of the Company issued to the undersigned pursuant to the Award, and only to the extent that such shares of Common Stock remain subject to the Company’s Reacquisition Right under the Award.

Dated:

Signature:
[Participant’s Name],
Recipient

Instruction: Please do not fill in any blanks other than the signature line. The purpose of this Assignment is to enable the Company (or its assignee) to exercise its Reacquisition Right set forth in the Award without requiring additional signatures on your part.

ATTACHMENT II
JOINT ESCROW INSTRUCTIONS

[date]

Corporate Secretary
Gen-Probe Incorporated
10210 Genetic Center Drive
San Diego, CA 92121-4362

Dear Sir/Madam:

     As Escrow Agent for both Gen Probe, Incorporated, a Delaware corporation (the “Company”), and the undersigned recipient of stock of the Company (“Recipient”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Award Grant Notice (“Grant Notice”) and Restricted Stock Award Agreement (“Agreement”) dated ________, 200   attached thereto, in accordance with the following instructions:

     1. In the event of Recipient’s Termination of Service (as defined in the Agreement) during the vesting period set forth in the Grant Notice, the Company (or its assignee) will provide you with written notice of such Recipient’s Termination of Service and, if applicable, notice of the Company’s intent to waive its Reacquisition Right with respect to all or any part of the Unvested Shares (as defined in the Agreement). Unless you receive written notice from the Company stating that the Company intends to waive its Reacquisition Right (as described in the Agreement) with respect to all or any part of the Unvested Shares (as defined in the Agreement) (in which case the number of shares transferred shall be as indicated in such notice), then, as of the date you receive written notice of the Recipient’s Termination of Service as described herein, the Company shall automatically reacquire all of the Unvested Shares (as defined in the Agreement) and you are directed to automatically and simultaneously (unless the Company requests in writing that the actions contemplated herein occur at a later date following Recipient’s Termination of Service): (a) date the stock assignments necessary for the transfer in question, (b) fill in the number of shares of Common Stock (as defined in the Agreement) being transferred (which shall be all of the Unvested Shares as defined in the Agreement unless the Company has elected to waive its Reacquisition Right with respect to any portion of the Unvested Shares), and (c) deliver the same, together with the certificate evidencing the shares of Common Stock to be transferred, to the Company.

     2. Recipient and the Company hereby irrevocably authorize and direct you to effectuate the transfer described above in accordance with the terms set forth herein and in the

Agreement without further action by either Recipient or the Company (other than the written notice of termination as described above).

     3. Recipient irrevocably authorizes the Company to deposit with you any certificates evidencing shares of Common Stock to be held by you hereunder and any additions and substitutions to said shares of Common Stock as specified in the Grant Notice and in the Agreement. Recipient does hereby irrevocably constitute and appoint you as Recipient’s attorney-in-fact and agent for the term of this escrow to execute with respect to such securities (and any other securities or property acquired in connection therewith) all documents of assignment and/or transfer and all stock certificates necessary or appropriate to make all securities negotiable and complete any transaction herein contemplated.

     4. This escrow shall terminate upon the earliest of (i) the complete vesting of the shares of Common Stock subject to the Award; (ii) the return to the Company of the Unvested Shares (as defined in the Agreement); (iii) the Company’s waiver (in writing) of its right to reacquire the Unvested Shares; or (iv) any combination of (i), (ii) and/or (iii), provided that any such combination of (i), (ii) and/or (iii) represents the total number of shares of Common Stock issued pursuant to the Award.

     5. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

     6. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties or their assignees. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Recipient while acting in good faith and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

     7. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

     8. You shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Award or any documents or papers deposited or called for hereunder.

     9. You shall not be liable for the outlawing of any rights under any statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

     10. You shall be entitled to employ such legal counsel, including but not limited to Cooley Godward llp, and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

     11. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be Secretary of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company may appoint any officer or assistant officer of the Company as successor Escrow Agent and Recipient hereby confirms the appointment of such successor or successors as Recipient’s attorney-in-fact and agent to the full extent of your appointment.

     12. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

     13. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities, you may (but are not obligated to) retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

     14. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in any United States Post Box, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties hereunto entitled at the following addresses, or at such other addresses as a party may designate by ten (10) days’ written notice to each of the other parties hereto:

Company:	Gen-Probe Incorporated
10210 Genetic Center Drive
San Diego, CA 92121-4362
Attn: Corporate Secretary

Recipient:

Escrow Agent:	Gen-Probe Incorporated
10210 Genetic Center Drive
San Diego, CA 92121-4362
Attn: Corporate Secretary

     16. By signing these Joint Escrow Instructions you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

     17. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns. It is understood and agreed that references to “you” or “your” herein refer to the original Escrow Agent and to any and all successor Escrow Agents. It is understood and agreed that the Company may at any time or from time to time assign its rights under the Agreement and these Joint Escrow Instructions in whole or in part.

Very truly yours,

Gen-Probe Incorporated

By:

Recipient

[Participant’s Name]

Escrow Agent:

Secretary,
Gen-Probe Incorporated

Gen-Probe Incorporated
Restricted Stock Award Grant Notice
(2003 Incentive Award Plan)

Gen-Probe Incorporated (“Company”), pursuant to its 2003 Incentive Award Plan (the “2003 Plan”), hereby grants to Recipient a Restricted Stock Award (“Award”) of shares of the Company’s Common Stock set forth below. This Award is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Award Agreement and the 2003 Plan, all of which are attached hereto and incorporated herein in their entirety.

Recipient Name:
Grant Date:
Vesting Commencement Date:
Number of Shares Subject to the Award:	shares

Type of Grant:	☑ Restricted Stock Award
Vesting Schedule:

Additional Terms/Acknowledgements: The undersigned Recipient acknowledges receipt of, and understands and agrees to, this Restricted Stock Award Grant Notice (“Grant Notice”), the Restricted Stock Award Agreement and the 2003 Plan. Recipient further acknowledges that as of the Grant Date, this Grant Notice, the Restricted Stock Award Agreement and the 2003 Plan set forth the entire understanding between Recipient and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject with the exception of (i) options or Restricted Stock Awards previously granted and delivered to Recipient under the 2003 Plan, and (ii) the following agreements only:

Other Agreements:	☑ None.
☐ See Attached Sheet.

Gen-Probe Incorporated	Recipient

By:
Signature	Signature

Title:	Date:

Date:

Attachments: Restricted Stock Award Agreement, 2003 Incentive Award Plan

Attachment I

Restricted Stock Award Agreement

Attachment II

2003 Incentive Award Plan